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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Odetics, Inc. 1997 Stock Incentive Plan and 401(k) and Stock Ownership Plan, of our report dated May 15, 2001, except for Notes 1 and 16, as to which the date is May 29, 2001, with respect to the consolidated financial statements and schedules of Odetics, Inc. included in its Annual Report (Form 10-K/A) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Orange County, California
December 18, 2001